Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued (i) our report dated August 12, 2011, with respect to the balance sheet of Mid-Con Energy Partners, LP as of July 29, 2011, (ii) our report dated August 12, 2011 (except for Note 12, as to which the date is October 5, 2011) with respect to the combined financial statements of Mid-Con Energy I, LLC and Mid-Con Energy II, LLC as of December 31, 2009 and 2010 and for the period from inception (July 1, 2009) to December 31, 2009 and for the year ended December 31, 2010, and (iii) our report dated August 12, 2011 (except for Note 12, as to which the date is October 5, 2011) with respect to the consolidated financial statements of Mid-Con Energy Corporation for the years ended June 30, 2008 and 2009, contained in the Prospectus (File No. 333- 176265), filed on December 16, 2011, which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference of the aforementioned reports in this Registration Statement on Form S-8, and to the use of our name as it appears under the caption “Experts” in such Prospectus.

/s/ GRANT THORNTON LLP

Tulsa, Oklahoma
January 25, 2012